As filed with the Securities and Exchange Commission on October 9, 2001

                                                    Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

      -------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                       CANADIAN NATIONAL RAILWAY COMPANY
             (Exact Name of Registrant as Specified in Its Charter)





              CANADA                                         980018609
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                       Identification Number)

                         935 de La Gauchetiere St. West
                                Montreal, Quebec
                                 Canada H3B 2M9
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      -------------------------------------------------------------------

                      CANADIAN NATIONAL/WISCONSIN CENTRAL
                           OPTION ADJUSTMENT PROGRAM

                            (Full title of the plan)


      -------------------------------------------------------------------

                                   Sean Finn
                       Canadian National Railway Company
                         935 de La Gauchetiere St. West
                                Montreal, Quebec
                                 Canada H3B 2M9
                                 (514) 399-2100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                 Proposed
                                                           Proposed Maximum       Maximum
            Title of Each Class              Amount to be   Offering Price       Aggregate        Amount of
       of Securities to be Registered         Registered       Per Share      Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock...............................     978,114         $71.81          $36,280,750     $9,070.19
================================================================================================================

* The filing fee has been determined in accordance with Rule 457(h). The shares being registered are issuable upon the exercise of stock options. The exercise price of such stock options ranges from $27.73 to $71.81 per share. The aggregate exercise price of all such options is $36,280,750.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Canadian National Railway Company ("Registrant") are incorporated herein by reference: (1) Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2000; (2) all reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and (3) the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on October 27, 1995 (as amended by Form 8-A/A filed with the Commission on December 22, 1995).

     Each document filed by Registrant after the date hereof pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 124 of the Canada Business Corporations Act ("CBCA") provides that a corporation may indemnify its directors and officers. Section VII of Registrant's By-Law No. 1 provides for the indemnification of directors and officers of Registrant. Under these provisions, Registrant shall indemnify a director or officer of Registrant, a former director or officer of Registrant or a person who acts or acted at Registrant's request as a director or officer of a body corporate, partnership, joint venture, mutual company or association, trust or other enterprise of which Registrant is or was a shareholder, policyholder or creditor, or in which Registrant has an investment of any nature whatsoever, and his or her heirs and legal representatives, against all costs, charges and expenses (including without limitation solicitors' and attorneys' fees), including amounts paid to settle any threatened, pending or completed action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action, investigation or proceeding (other than in respect of an action by or on behalf of Registrant to procure a judgment in its favor) to which such person is made a party by reason of his or her position with Registrant or such body corporate, partnership, joint venture, mutual company or association, trust or other enterprise, if he or she fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of Registrant to procure a judgment in its favor, Registrant, with the approval of a court (which Registrant has undertaken to exercise all reasonable efforts to obtain, or assist in obtaining), shall indemnify a director or officer of Registrant (or a former director officer) against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence.

     Registrant maintains directors' and officers' liability insurance with an aggregate policy limit of Cdn. $200 million subject to a deductible of Cdn. $1 million per loss for indemnifiable claims for wrongful acts by insured persons.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

           Exhibit
            Number                       Exhibit
          ---------                      -------

           4.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (No. 33-96250) filed on October 5, 1995 ("Form F-1/A"))

           4.2 Canada Business Corporations Act Form 4 Articles of Amendment of Canadian National Railway Company (incorporated herein by reference to Exhibit 1.2 to the Registration Statement on Form 8-A (No. 1-2413) filed on June 14, 1999)

           4.3 Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Form F-1/A)

           5 Opinion of Sean Finn, Senior Vice-President, Chief Legal Officer & Corporate Secretary

           23.1           Consent of KPMG LLP

           23.2 Consent of Sean Finn, Senior Vice-President, Chief Legal Officer & Corporate Secretary (included in
                          Exhibit 5)

           24.1 Power of attorney (included on the signature page of this Registration Statement)


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant, Canadian National Railway Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized representative, in Montreal, Quebec, Canada, on this 9th day of October, 2001.

                                           CANADIAN NATIONAL RAILWAY COMPANY
                                           (Registrant)


                                           By:  /s/ Sean Finn
                                               ----------------------
                                               Sean Finn
                                               Senior Vice-President,
                                               Chief Legal Officer &
                                               Corporate Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Paul M. Tellier and Sean Finn, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Canadian National Railway Company to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                   Date
---------                            -----                                   ----

/s/ Paul M. Tellier                  President, and Chief Executive          October 9, 2001
------------------------             Officer and Director (Principal
Paul M. Tellier                      Executive Officer)

/s/ Claude Mongeau                   Executive Vice-President and Chief      October 9, 2001
------------------------             Financial Officer (Principal
Claude Mongeau                       Financial Officer and Principal
                                     Accounting Officer)

/s/ David G.A. McLean                Chairman of the Board of Directors      October 9, 2001
------------------------
David. G.A. McLean


/s/ Michael R. Armellino             Director                                October 9, 2001
------------------------
Michael R. Armellino


/s/ Purdy Crawford                   Director                                October 9, 2001
------------------------
Purdy Crawford


/s/ J.V. Raymond Cyr                 Director                                October 9, 2001
------------------------
J.V. Raymond Cyr


/s/ James K. Gray                    Director                                October 9, 2001
------------------------
James K. Gray

                                      -5-

Signature                            Title                                   Date
---------                            -----                                   ----

/s/ Gordon D. Giffin                 Director                                October 9, 2001
------------------------
Gordon D. Giffin


/s/ E. Hunter Harrison               Director                                October 9, 2001
------------------------
E. Hunter Harrison


/s/ Edith E. Holiday                 Director                                October 9, 2001
------------------------
Edith E. Holiday


/s/ Maureen Kempston Darkes          Director                                October 9, 2001
------------------------
Maureen Kempston Darkes


/s/ Gilbert H.Lamphere               Director                                October 9, 2001
------------------------
Gilbert H. Lamphere


/s/ Denis Losier                     Director                                October 9, 2001
------------------------
Denis Losier


/s/ Edward C. Lumley                 Director                                October 9, 2001
------------------------
Edward C. Lumley


/s/ Robert Pace                      Director                                October 9, 2001
------------------------
Robert Pace


/s/ Cedric E. Ritchie                Director                                October 9, 2001
------------------------
Cedric E. Ritchie


/s/ Myles L. Tobin                   Authorized U.S. Representative          October 9, 2001
------------------------
Myles L. Tobin

                                 EXHIBIT INDEX


Exhibit
Number                             Exhibit

4.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (No. 33-96250) filed on October 5, 1995 ("Form F-1/A"))

4.2 Canada Business Corporations Act Form 4 Articles of Amendment of Canadian National Railway Company (incorporated herein by reference to Exhibit 1.2 to the Registration Statement on Form 8-A (No. 1-2413) filed on June 14, 1999)

4.3 Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Form F-1/A)

5 Opinion of Sean Finn, Senior Vice-President, Chief Legal Officer & Corporate Secretary

23.1            Consent of KPMG LLP

23.2 Consent of Sean Finn, Senior Vice-President, Chief Legal Officer & Corporate Secretary (included in Exhibit 5)

24.1 Power of attorney (included on the signature page of this Registration Statement)

24              Powers of Attorney